18 E. Dover Street
Easton, Maryland 21601
Phone (410) 763-7800
PRESS RELEASE
Shore Bancshares, Inc. Reports 2025 Third Quarter Results
Easton, Maryland (October 23, 2025) – Shore Bancshares, Inc. (NASDAQ - SHBI) (the “Company” or “Shore Bancshares”), the holding company for Shore United Bank, N.A. (the “Bank”) reported net income for the third quarter of 2025 of $14.3 million, or $0.43 per diluted common share, compared to net income of $15.5 million, or $0.46 per diluted common share, for the second quarter of 2025, and net income of $11.2 million, or $0.34 per diluted common share, for the third quarter of 2024.
Third Quarter 2025 Highlights
•Return on Average Assets (“ROAA”) – The Company reported ROAA of 0.95% for the third quarter of 2025, compared to 1.03% for the second quarter of 2025 and 0.77% for the third quarter of 2024. Non-U.S. generally accepted accounting principles (“GAAP”) ROAA(1) was 1.05% for the third quarter of 2025, compared to 1.15% for the second quarter of 2025 and 0.90% for the third quarter of 2024.
•Net Income – Net income for the third quarter of 2025 decreased $1.2 million to $14.3 million from $15.5 million in the second quarter of 2025. Net income decreased primarily due to lower noninterest income of $1.6 million driven by reduced mortgage banking activity and a higher provision for loan losses of $1.5 million due to a large marine loan write-off, partially offset by an increase in net interest income of $1.4 million. Net income for the nine months ended September 30, 2025 was $43.6 million, compared to $30.6 million for the nine months ended September 30, 2024. The increase was primarily driven by an increase in net interest income due to loans repricing favorably coupled with a lower cost of deposits during the period.
•Net Interest Margin (“NIM”) Expansion – Net interest income for the third quarter of 2025 increased $1.4 million to $48.7 million from $47.3 million for the second quarter of 2025. NIM increased 7 basis points (“bps”) to 3.42% during the third quarter of 2025 from 3.35% in the second quarter of 2025. NIM excluding accretion(1) increased for the comparable periods from 3.10% to 3.22%. Excluding accretion interest, loan yields increased 6 bps and funding costs decreased 6 bps for the comparable periods. Net interest income increased due to modest loan growth coupled with a lower cost of deposits. These favorable changes were partially offset by a lower yield on investments and lower average deposits with other institutions.
•Book Value per Share – Book value per share increased to $17.27 at September 30, 2025 from $16.94 at June 30, 2025 and $16.00 at September 30, 2024.
•Asset Quality – Nonperforming assets to total assets were 0.45% at September 30, 2025, an increase from 0.33% at June 30, 2025 and 0.27% at September 30, 2024. Classified assets to total assets were 0.83% at September 30, 2025, an increase when compared to 0.37% at June 30, 2025 and 0.39% at September 30, 2024. The allowance for credit losses (“ACL”) was $59.6 million at September 30, 2025, compared to $57.9 million at December 31, 2024 and $58.7 million at September 30, 2024. The ACL as a percentage of loans increased to 1.22% at September 30, 2025 compared to 1.21% at December 31, 2024, and decreased compared to 1.24% at September 30, 2024.
•Operating Leverage – The efficiency ratio for the third quarter of 2025 was 61.00% compared to 60.83% in the second quarter of 2025 and 67.49% for the third quarter of 2024. The non-GAAP efficiency ratio(1), which excludes amortization, was 57.30% for the third quarter of 2025, compared to 56.73% for the second quarter of 2025 and 62.10% for the third quarter of 2024. Management anticipates ongoing expense management of professional services and technology investments will result in continued improvements in operating leverage over time.
“We continue to demonstrate resilience and operational strength in the third quarter,” stated James (“Jimmy”) M. Burke, President and Chief Executive Officer of Shore Bancshares. “Despite a modest decline in net income for the quarter due to a large marine loan write-off and softer noninterest income, we saw meaningful expansion in net interest margin and continued growth in book value per share. Asset quality remains sound, supported by strong collateral and prudent reserve levels, despite a temporary increase in nonperforming and classified assets driven by a few commercial real estate exposures. As we navigate a dynamic environment, we remain focused on
(1) See the Reconciliation of GAAP and non-GAAP Measures tables.

enhancing operating leverage through strategic investments in technology and talent. We are confident in our ability to deliver sustainable long-term value.”
Balance Sheet Review
Total assets were $6.28 billion at September 30, 2025, an increase of $47.7 million, or 0.8%, when compared to $6.23 billion at December 31, 2024. The aggregate increase was primarily due to an increase in our loan portfolio of $111.0 million, partially offset by a decrease in interest-bearing deposits at other banks of $61.6 million and a decrease in our investment securities portfolio of $14.8 million. The decrease in interest-bearing deposits with other institutions was primarily driven by loan growth. Total assets increased $360.8 million, or 6.1%, from $5.92 billion when compared to September 30, 2024.
The Company’s tangible common equity ratio at September 30, 2025 was 7.80% compared to 7.17% at December 31, 2024. The Company’s Tier 1 and Total Risk-Based Capital Ratios at September 30, 2025 were 10.82% and 12.88%, respectively. Non-owner occupied commercial real estate (“CRE”) loans were $2.16 billion and $2.08 billion, and as a percentage of the Bank’s Tier 1 Capital + ACL were 348.42% and 359.52% at September 30, 2025 and December 31, 2024, respectively.
CRE loans (excluding land and construction) at September 30, 2025 were $2.64 billion compared to $2.56 billion at December 31, 2024. The following table provides the stratification of the classes of CRE loans at September 30, 2025.

	September 30, 2025
	Owner Occupied			Non-Owner Occupied
($ in thousands)	Average LTV(1)	Average Loan Size	Loan Balance(2)	Average LTV(1)	Average Loan Size	Loan Balance(2)
Office, medical	43.00%	$562	$31,462	50.82%	$1,820	$98,278
Office, govt. or govt. contractor	53.78	603	4,820	56.48	2,892	49,170
Office, other	48.85	480	91,125	47.72	1,198	198,837
Office, total	47.76	502	127,407	49.07	1,461	346,285
Retail	49.72	614	66,951	49.03	2,510	486,968
Multi-family (5+ units)	—	—	—	55.05	2,412	287,016
Hotel/motel	—	—	—	45.05	4,090	204,511
Industrial/warehouse	48.16	673	96,857	49.59	1,555	211,455
Commercial-improved	40.79	1,161	206,657	49.31	1,266	160,729
Marine/boat slips	29.78	1,512	39,313	35.31	1,647	9,885
Restaurant	48.43	999	59,928	47.34	992	46,602
Church	33.95	863	60,434	13.34	2,383	2,383
Land/lot loans	51.17	660	1,320	49.02	253	86,901
Other	40.15	1,409	114,157	83.01	682	313,150
Total CRE loans, gross(3)	43.52	837	$773,024	54.25	1,254	$2,155,885
(1)Loan-to-value (“LTV”) is determined based on latest available appraisal against current bank owned principal. Loans without an updated appraisal utilized the original transaction value.
(2)Loan balance includes deferred fees and costs.
(3)CRE loans include land and construction.
The Bank’s office CRE loan portfolio, which includes owner occupied and non-owner occupied CRE loans, was $473.7 million, or 9.7% of total loans at September 30, 2025. The Bank’s office CRE loan portfolio included loans to medical tenants of $129.7 million, or 27.4% of the total office CRE loan portfolio, at September 30, 2025. The Bank’s office CRE loan portfolio also included loans to government or government contractor tenants of $54.0 million, or 11.4% of the total office CRE loan portfolio for the same period. At September 30, 2025, the average loan debt-service coverage ratio on the office CRE loan portfolio was 1.8x and the average LTV was 48.40%.
There were 491 loans in the office CRE portfolio, which had an average loan size of $965 thousand and a median loan size of $366 thousand. LTV estimates for the office CRE portfolio at September 30, 2025 are summarized below and LTV collateral values are based on the most recent appraisal, which may vary from the appraised value at loan origination.

LTV Range ($ in thousands)	Loan Count	Loan Balance	% of Office CRE
Less than or equal to 50%	242	$156,733	33.1%
50%-60%	78	111,682	23.6
60%-70%	92	132,631	28.0
70%-80%	63	62,485	13.2
Greater than 80%	16	10,161	2.1
Total	491	$473,692	100.0%
The Bank had 16 office CRE loans with balances greater than $5.0 million, totaling $144.7 million at September 30, 2025, compared to 18 office CRE loans totaling $164.5 million at December 31, 2024. The decrease in this portfolio segment was the result of normal amortization, the payoff of a $5.6 million loan, and the change in purpose of collateral of an $11.8 million loan from office to school. Of the office CRE portfolio balance, 80.1% was secured by properties in rural or suburban areas with limited exposure to metropolitan cities and 96.9% was secured by properties with five stories or less. Of the office CRE loans, $13.7 million were classified as special mention or substandard at September 30, 2025. The Bank did not have any charge-offs related to the office CRE portfolio during 2025.
At September 30, 2025 and June 30, 2025, nonperforming assets were $28.1 million, or 0.45% of total assets, and $19.6 million, or 0.33% of total assets, respectively. The balance of nonperforming assets increased $8.5 million, primarily due to commercial real estate and consumer loans. When comparing September 30, 2025 to September 30, 2024, nonperforming assets increased $12.3 million, primarily due to an increase in nonaccrual loans of $9.5 million and an increase in repossessed marine and auto loans of $3.1 million. Substandard loans, which include nonaccrual loans, accruing loans and accruing loans 90 days or more past due were $48.5 million at September 30, 2025 compared to $19.9 million at June 30, 2025 and $22.8 million at September 30, 2024. The increase was primarily due to several commercial non-owner occupied real estate loans, which were downgraded during the current period. All of these loans are well secured by collateral and required minimal individual reserves as of September 30, 2025.
Total deposits increased $214.2 million from June 30, 2025 to $5.53 billion at September 30, 2025 and decreased $171 thousand when compared to December 31, 2024. The third-quarter increase was primarily driven by seasonal growth in municipal deposits, which typically accumulate during this period. The decrease in total deposits year-to-date was primarily due to a decrease in interest-bearing checking deposits of $126.1 million and a decrease in money market and savings of $15.9 million. These decreases were partially offset by an increase in time deposits of $99.6 million. Core deposits, which exclude municipal deposits, increased by $224.2 million, or 5.5%, during the same period which was partially offset by volatility driven by a large client relationship.
Total funding, which includes customer deposits, Federal Home Loan Bank (“FHLB”) advances and brokered deposits was $5.58 billion at September 30, 2025, compared to $5.36 billion at June 30, 2025. The Bank had a $50.0 million FHLB advance at September 30, 2025 and June 30, 2025. The advance consisted of an 18-month Bermuda Convertible note of $50.0 million. The Bank had $10.9 million and $10.8 million of brokered deposits at September 30, 2025 and June 30, 2025, respectively. Total reciprocal deposits were $1.48 billion at September 30, 2025 and $1.31 billion at June 30, 2025.
The Bank’s uninsured deposits were $936.3 million, or 16.9% of total deposits, at September 30, 2025. The Bank’s uninsured deposits, excluding deposits secured with pledged collateral, were $792.2 million, or 14.3% of total deposits, at September 30, 2025. At September 30, 2025, the Bank had approximately $1.37 billion of available liquidity, including $416.5 million in cash and cash equivalents, $950.9 million in secured borrowing capacity at the FHLB and other correspondent banks and $65.0 million in unsecured lines of credit.
Total stockholders’ equity increased $36.1 million, or 6.7%, when compared to December 31, 2024, primarily due to current year earnings and a decrease in accumulated other comprehensive losses, partially offset by cash dividends paid. As of September 30, 2025 and December 31, 2024, the ratio of total equity to total assets was 9.19% and 8.68%, respectively, and the ratio of total tangible equity to total tangible assets(1) was 7.80% and 7.17%, respectively.

(1) See the Reconciliation of GAAP and non-GAAP Measures tables.

Review of Quarterly Financial Results
Net interest income was $48.7 million for the third quarter of 2025, compared to $47.3 million for the second quarter of 2025 and $43.3 million for the third quarter of 2024. The increase in net interest income when compared to the second quarter of 2025 was primarily due to an increase in interest income on loans of $1.2 million and a decrease in interest expense on deposits of $895 thousand, partially offset by a decrease in interest income on deposits at other banks of $373 thousand and a decrease in interest income on investment securities of $295 thousand. The increase in net interest income was $5.4 million when compared to the third quarter of 2024, and was primarily due to a decrease in interest expense on deposits of $2.4 million, an increase in interest and fees on loans of $1.8 million, a decrease in interest expense on long term borrowings of $661 thousand and an increase in interest on deposits at other banks of $651 thousand, partially offset by an increase in interest expense on short-term borrowings of $149 thousand.
The Company’s NIM increased to 3.42% for the third quarter of 2025 from 3.35% for the second quarter of 2025, primarily due to higher core interest income. NIM excluding accretion increased for the comparable periods from 3.10% to 3.22%. Excluding accretion interest, loan yields increased 6 bps and funding costs decreased 6 bps, for the comparable periods. Interest expense for the third quarter of 2025 decreased $836 thousand when compared to the second quarter of 2025. All deposit products repriced at favorable rates, coupled with lower interest-bearing deposit balances during the period. The Company’s NIM increased to 3.42% for the third quarter of 2025 from 3.17% for the third quarter of 2024. The Company’s average interest-earning asset yield decreased to 5.42% for the third quarter of 2025 from 5.47% for the third quarter of 2024, while the average cost of funds decreased 29 bps to 2.09% from 2.38% for the same periods.
The provision for credit losses was $3.0 million for the three months ended September 30, 2025. The comparable amounts were $1.5 million for the three months ended June 30, 2025 and $1.5 million for the three months ended September 30, 2024. The increase in the provision for credit losses for the third quarter of 2025 compared to the second quarter of 2025 was due to higher reserves related to growth in the loan portfolio and higher charge-offs driven by a large marine loan write-off. Coverage ratios increased to 1.22% at September 30, 2025 from 1.21% at June 30, 2025, and decreased from 1.24% at September 30, 2024. Net charge-offs increased to $1.8 million for the third quarter of 2025 compared to $649 thousand for the second quarter of 2025, and increased compared to $1.3 million for the third quarter of 2024. The increase was driven by a large marine loan write-down in the third quarter 2025.
Total noninterest income for the third quarter of 2025 was $7.7 million, a decrease of $1.6 million from $9.3 million for the second quarter of 2025, and an increase of $414 thousand from $7.3 million for the third quarter of 2024. When comparing the third quarter of 2025 to the second quarter of 2025, the decrease in noninterest income was primarily due to a decrease in mortgage banking revenue of $1.1 million and the absence of the one-time credit card incentive in the second quarter 2025. Comparing the third quarter of 2025 to the third quarter of 2024, the increase in noninterest income was primarily due to an increase in interchange credits and an increase in mortgage banking revenue.
Total noninterest expense of $34.4 million for the third quarter of 2025 decreased $31 thousand compared to the second quarter of 2025 expense of $34.4 million, and increased $265 thousand compared to the third quarter of 2024 expense of $34.1 million. The decrease from the second quarter of 2025 was primarily due to lower professional service fees of $236 thousand and other noninterest expense, partially offset by higher salaries and employee benefit expenses of $0.9 million. The increase from the third quarter of 2024 was primarily due to higher salaries and benefits expense of $2.1 million and higher software and data processing costs of $736 thousand, partially offset by the absence of the credit fraud loss-related expenses incurred in the third quarter 2024, lower legal and professional services of $373 thousand and lower amortization of other intangible assets of $297 thousand.
The efficiency ratio for the third quarter of 2025 when compared to the second quarter of 2025 and the third quarter of 2024 was 61.00%, 60.83% and 67.49%, respectively. Non-GAAP efficiency ratios(1) for the same periods were 57.30%, 56.73% and 62.10%, respectively. The net operating expense ratio, which is noninterest expense less noninterest income divided by average assets, for the third quarter of 2025 was 1.76%, compared to 1.67% and 1.84% for the second quarter of 2025 and the third quarter of 2024, respectively. The non-GAAP net operating expense ratio(1), which excludes core deposit intangible amortization and non-recurring activity, was 1.62% for the third quarter of 2025, compared to 1.52% and 1.65% for the second quarter of 2025 and the third quarter of 2024, respectively.
(1) See the Reconciliation of GAAP and Non-GAAP Measures tables.

Review of Nine Month Financial Results
Net interest income for the nine months ended September 30, 2025 was $141.9 million, an increase of $15.4 million, or 12.2%, when compared to the nine months ended September 30, 2024. The increase in net interest income was primarily due to an increase in total interest income of $10.9 million, or 5.0%, which included an increase in interest and fees on loans of $6.1 million, or 3.0%, and an increase in interest on deposits with other banks of $4.1 million, or 195.5%. The increase in interest and fees on loans was primarily due to the increase in the average balance of loans of $135.9 million, or 2.9%. The decrease in total interest expense was primarily due to a decrease in interest on deposits of $3.0 million and a decrease in interest expense on borrowings of $1.4 million as a result of lower average FHLB advances and associated rates during the year.
The Company’s NIM increased from 3.12% for the nine months ended September 30, 2024 to 3.34% for the nine months ended September 30, 2025. Margins were higher due to a $266.5 million increase in interest-earning asset balances and a 1 basis point increase in interest-earning asset yields. These positive movements were coupled with lower cost interest-bearing deposits. The increase in the average balances of interest-bearing deposits of $75.5 million was offset by a 16 basis point decrease in the associated rates paid, as well as a $26.3 million decrease in the average balance of FHLB advances and a 52 basis point decrease in the associated rates paid. Net accretion income impacted net interest margin by 23 basis points and 29 basis points for the nine months ended September 30, 2025 and 2024, respectively, which resulted in NIMs excluding accretion of 3.11% and 2.83% for the same periods.
The provision for credit losses for the nine months ended September 30, 2025 and 2024 was $5.5 million and $4.0 million, respectively. The increase in the provision for credit losses during 2025 was due to higher reserves related to growth in the loan portfolio and higher charge-offs, partially offset by an improved economic outlook. Net charge-offs for the nine months ended September 30, 2025 were $3.0 million compared to $2.7 million for the nine months ended September 30, 2024.
Total noninterest income for the nine months ended September 30, 2025 increased $1.7 million, or 7.7%, when compared to the same period in 2024. The increase was primarily due to a $936 thousand increase in mortgage-banking revenue, a $341 thousand increase in other noninterest income and a $208 thousand increase in interchange credits.
Total noninterest expense for the nine months ended September 30, 2025 decreased $1.8 million, or 1.7%, when compared to the same period in 2024. Noninterest expense line items decreased primarily due to the absence of the $4.7 million credit card fraud event during the nine months ended September 30, 2024 and lower amortization of intangible assets of $893 thousand, which was partially offset by higher salaries and employee benefit expenses of $3.5 million and an increase of $2.0 million of software and data processing expense in the nine months ended September 30, 2025.
The efficiency ratio for the nine months ended September 30, 2025 was 61.78% compared to 70.09% for the nine months ended September 30, 2024. Non-GAAP efficiency ratios for the same periods were 57.73% and 61.83%, respectively. The net operating expense ratio, which is noninterest expense less noninterest income divided by average assets, for the nine months ended September 30, 2025 was 1.73% compared to 1.89% for the nine months ended September 30, 2024. The non-GAAP net operating expense ratio(1), which excludes core deposit intangible amortization and non-recurring activity, was 1.59% for the nine months ended September 30, 2025, compared to 1.61% for the nine months ended September 30, 2024.
(1) See the Reconciliation of GAAP and non-GAAP Measures tables.

Shore Bancshares Information
Shore Bancshares is a financial holding company headquartered in Easton, Maryland and is the parent company of Shore United Bank, N.A. Shore Bancshares engages in trust and wealth management services through Wye Financial Partners, a division of Shore United Bank, N.A. Additional information is available at www.shorebancshares.com.
Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: the strength of the United States (“U.S.”) economy and general economic conditions, (including the interest rate environment, government economic and monetary policies, the strength of global financial markets and inflation/deflation and supply chain issues), whether national or regional, and conditions in the lending markets in which we participate that may have an adverse effect on the demand for our loans and other products, our credit quality and related levels of nonperforming assets and loan losses, and the value and salability of the real estate that we own or that is the collateral for our loans; the ability to effectively manage the information technology systems, including third-party vendors, cyber or data privacy incidents or other failures, disruptions or security breaches, and risk related to the development and use of artificial intelligence; the ability to develop and use technologies to provide products and services that will satisfy customer demands; results of examinations of us by our regulators, including the possibility that our regulators may, among other things, require us to increase our reserve for loan losses or to write-down assets; changing bank regulatory conditions, policies or programs, whether arising as new legislation or regulatory initiatives, which could lead to restrictions on activities of banks generally, or our subsidiary bank in particular, more restrictive regulatory capital requirements, increased costs, including deposit insurance premiums, regulation or prohibition of certain income producing activities or changes in the secondary market for loans and other products; changes in market rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our balance sheet; our liquidity requirements could be adversely affected by changes in our assets and liabilities; our ability to prudently manage our growth and execute our strategy; impairment of our goodwill and intangible assets; competitive factors among financial services organizations, including product and pricing pressures and our ability to attract, develop and retain qualified banking professionals; the effect of acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; the growth and profitability of noninterest or fee income being less than expected; the effect of legislative or regulatory developments, including changes in laws concerning taxes, banking, securities, insurance and other aspects of the financial services industry; the effect of any change in federal government enforcement of federal laws affecting the cannabis industry; the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the U.S. Securities and Exchange Commission (the “SEC”), the Public Company Accounting Oversight Board and other regulatory agencies; changes in U.S. trade policies, including the implementation of tariffs and other protectionist trade policies; the impact of governmental efforts to restructure or adjust the U.S. financial regulatory system; the impact of recent or future changes in Federal Deposit Insurance Corporation (the “FDIC”) insurance assessment rate or the rules and regulations related to the calculation of the FDIC insurance assessment amount, including any special assessments; the effects of federal government shutdowns, debt ceiling standoff, or other uncertainty regarding fiscal and governmental policies of the U.S. federal government; climate change and other catastrophic events or disasters; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts of terrorism, and/or military conflicts, which could impact business and economic conditions in the United States and abroad; and other factors that may affect our future results. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s 2024 Annual Report on Form 10-K filed with the SEC and available at the SEC’s Internet site (https://www.sec.gov).
The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
For further information contact: Charles S. Cullum, Executive Vice President, and Chief Financial Officer, (410) 260-2042

Shore Bancshares, Inc.
Financial Highlights By Quarter and Year (Unaudited)

						Q3 2025 vs.	Q3 2025 vs.		Nine Months Ended September 30,
($ in thousands, except per share data)	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2025	Q3 2024		2025	2024	2025 vs. 2024
PROFITABILITY FOR THE PERIOD
Taxable-equivalent net interest income	$48,738	$47,333	$46,110	$44,093	$43,345	3.0%	12.4%		$142,180	$126,780	12.15%
Less: Taxable-equivalent adjustment	83	81	81	82	82	2.5	1.2		244	242	0.83
Net interest income	48,655	47,252	46,029	44,011	43,263	3.0	12.5		141,936	126,538	12.17
Provision for credit losses	2,992	1,528	1,028	780	1,470	95.8	103.5		5,548	3,958	40.17
Noninterest income	7,701	9,318	7,003	8,853	7,287	(17.4)	5.7		24,021	22,294	7.75
Noninterest expense	34,379	34,410	33,747	33,943	34,114	(0.1)	0.8		102,536	104,311	(1.70)
Income before income taxes	18,985	20,632	18,257	18,141	14,966	(8.0)	26.9		57,873	40,563	42.67
Income tax expense	4,637	5,125	4,493	4,859	3,777	(9.5)	22.8		14,254	9,956	43.17
Net income	$14,348	$15,507	$13,764	$13,282	$11,189	(7.5)	28.2		$43,619	$30,607	42.51

Adjusted net income – non-GAAP(1)	$15,889	$17,215	$15,481	$14,636	$13,187	(7.7)%	20.5%		$48,585	$39,769	22.2%
Pre-tax pre-provision net income – non-GAAP(1)	$21,977	$22,160	$19,285	$18,921	$16,436	(0.8)%	33.7%		$63,421	$44,521	42.5%

Return on average assets – GAAP	0.95%	1.03%	0.91%	0.86%	0.77%	(8) bp	18	bp	0.96%	0.70%	26	bp
Adjusted return on average assets – non-GAAP(1)	1.05	1.15	1.02	0.94	0.90	(10)	15		1.07	0.91	16
Return on average common equity – GAAP	9.96	11.13	10.20	9.82	8.41	(117)	155		10.43	7.84	259
Return on average tangible common equity – non-GAAP(1)	11.98	13.50	12.49	12.14	10.50	(152)	148		12.65	9.88	277
Interest rate spread	2.46	2.39	2.30	2.02	2.06	7	40		2.38	2.18	20
Net interest margin	3.42	3.35	3.24	3.03	3.17	7	25		3.34	3.12	22
Efficiency ratio – GAAP	61.00	60.83	63.64	64.21	67.49	17	(649)		61.78	70.09	(831)
Efficiency ratio – non-GAAP(1)	57.30	56.73	59.25	60.28	62.10	57	(480)		57.73	61.83	(410)
Noninterest income to average assets	0.51	0.62	0.46	0.57	0.50	(11)	1		0.53	0.51	2
Noninterest expense to average assets	2.27	2.29	2.23	2.19	2.34	(2)	(7)		2.26	2.40	(14)
Net operating expense to average assets – GAAP	1.76	1.67	1.77	1.62	1.84	9	(8)		1.73	1.89	(16)
Net operating expense to average assets – non-GAAP(1)	1.62	1.52	1.62	1.50	1.65	10	(3)		1.59	1.61	(2)

PER SHARE DATA
Basic net income per common share	$0.43	$0.46	$0.41	$0.40	$0.34	(6.5)%	26.5%		$1.31	$0.92	42.39%
Diluted net income per common share	0.43	0.46	0.41	0.40	0.34	(6.5)	26.5		1.31	0.92	42.39
Dividends paid per common share	0.12	0.12	0.12	0.12	0.12	—	—		0.36	0.36	—
Book value per common share at period end	17.27	16.94	16.55	16.23	16.00	2.0	7.9		17.27	16.00	7.94
Tangible book value per common share at period end – non-GAAP(1)	14.43	14.03	13.58	13.19	12.88	2.9	12.0		14.43	12.88	12.03
Common share market value at period end	16.41	15.72	13.54	15.85	13.99	4.4	17.3		16.41	13.99	17.30
Common share intraday price:
High	$17.67	$15.88	$17.24	$17.61	$14.99	11.3%	17.9%		17.67	14.99	17.88
Low	14.96	11.47	13.15	13.21	11.03	30.4	35.6		11.47	10.06	14.02
____________________________________
(1)See the Reconciliation of GAAP and Non-GAAP Measures tables.

Shore Bancshares, Inc.
Financial Highlights By Quarter and Year (Unaudited) - Continued

						Q3 2025 vs.	Q3 2025 vs.	Nine Months Ended September 30,
($ in thousands, except per share data)	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2025	Q3 2024	2025	2024	2025 vs. 2024
AVERAGE BALANCE SHEET DATA
Loans	$4,884,003	$4,833,558	$4,784,991	$4,796,245	$4,734,001	1.0%	3.2%	$4,834,547	$4,698,694	2.89%
Investment securities	664,535	683,680	664,655	655,610	656,375	(2.8)	1.2	670,956	672,533	(0.23)
Earning assets	5,658,981	5,660,409	5,768,080	5,798,454	5,435,311	0.0	4.1	5,694,210	5,427,713	4.91
Assets	6,020,574	6,021,385	6,129,241	6,163,497	5,810,492	0.0	3.6	6,056,883	5,808,153	4.28
Deposits	5,280,252	5,297,567	5,417,514	5,461,583	5,086,348	(0.3)	3.8	5,331,498	5,097,951	4.58
FHLB advances	52,391	50,000	50,000	50,000	83,500	4.8	(37.3)	50,806	77,113	(34.11)
Subordinated debt & TRUPS	74,363	74,102	73,840	73,578	72,946	0.4	1.9	74,103	72,682	1.96
Stockholders’ equity	571,247	558,952	547,443	538,184	529,155	2.2	8.0	559,301	521,564	7.24

CREDIT QUALITY DATA
Net charge-offs (recoveries)	$1,825	$649	$554	$1,333	$1,288	181.2%	41.7%	$3,028	$2,739	10.55%

Nonaccrual loans	$24,378	$16,782	$15,402	$21,008	$14,844	45.3%	64.2%
Loans 90 days past due and still accruing	153	215	894	294	454	(28.8)	(66.3)
Other real estate owned and repossessed property	3,552	2,636	2,608	3,494	485	34.8	632.4
Total nonperforming assets	$28,083	$19,633	$18,904	$24,796	$15,783	43.0	77.9

Shore Bancshares, Inc.
Financial Highlights By Quarter and Year (Unaudited) - Continued

						Q3 2025 vs.		Q3 2025 vs.		Nine Months Ended September 30,
($ in thousands, except per share data)	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2025		Q3 2024		2025	2024	2025 vs. 2024
CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets – GAAP	9.19%	9.36%	8.94%	8.68%	9.01%	(17)	bp	18	bp
Period-end tangible equity to tangible assets – non-GAAP(1)	7.80	7.88	7.46	7.17	7.39	(8)		41

Annualized net charge-offs to average loans	0.15%	0.05%	0.05%	0.11%	0.11%	10	bp	4	bp	0.08%	0.08%	—	bp

Allowance for credit losses as a percent of:
Period-end loans	1.22%	1.21%	1.21%	1.21%	1.24%	1	bp	(2)	bp
Period-end nonaccrual loans	244.29	348.49	376.85	275.66	395.24	(10,420)		(15,095)
Period-end nonperforming assets	212.06	297.88	307.04	233.55	371.72	(8,582)		(15,966)

As a percent of total loans at period-end:
Nonaccrual loans	0.50%	0.35%	0.32%	0.44%	0.31%	15	bp	19	bp

As a percent of total loans, other real estate owned and repossessed property at period-end:
Nonperforming assets	0.57%	0.41%	0.40%	0.52%	0.33%	16	bp	24	bp

As a percent of total assets at period-end:
Nonaccrual loans	0.39%	0.28%	0.25%	0.34%	0.25%	11	bp	14	bp
Nonperforming assets	0.45	0.33	0.31	0.40	0.27	12		18
____________________________________
(1)See the Reconciliation of GAAP and N1on-GAAP Measures tables.

Shore Bancshares, Inc.
Financial Highlights By Quarter and Year (Unaudited) - Continued

						Q3 2025 vs.		Q3 2025 vs.
($ in thousands)	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2025		Q3 2024
The Company Amounts
Common Equity Tier 1 Capital	$496,709	$483,947	$470,223	$458,258	$446,402	2.64%		11.27%
Tier 1 Capital	526,794	513,952	500,149	488,105	476,170	2.50		10.63
Total Capital	627,055	618,793	603,928	591,228	579,664	1.34		8.18
Risk-Weighted Assets	4,867,237	4,890,679	4,823,833	4,852,564	4,816,165	(0.48)		1.06

The Company Ratios
Common Equity Tier 1 Capital to RWA	10.21%	9.90%	9.75%	9.44%	9.27%	31	bp	94	bp
Tier 1 Capital to RWA	10.82	10.51	10.37	10.06	9.89	31		94
Total Capital to RWA	12.88	12.65	12.52	12.18	12.04	23		85
Tier 1 Capital to AA (Leverage)	8.86	8.65	8.27	8.02	8.31	22		55

The Bank Amounts
Common Equity Tier 1 Capital	$559,212	$546,630	$534,824	$521,453	$509,511	2.30%		9.75%
Tier 1 Capital	559,212	546,630	534,824	521,453	509,511	2.30		9.75
Total Capital	620,034	607,235	594,550	580,706	569,317	2.11		8.91
Risk-Weighted Assets	4,864,871	4,888,558	4,821,975	4,851,903	4,808,058	(0.48)		1.18

The Bank Ratios
Common Equity Tier 1 Capital to RWA	11.49%	11.18%	11.09%	10.75%	10.60%	31	bp	90	bp
Tier 1 Capital to RWA	11.49	11.18	11.09	10.75	10.60	31		90
Total Capital to RWA	12.75	12.42	12.33	11.97	11.84	32		90
Tier 1 Capital to AA (Leverage)	9.41	9.20	8.84	8.58	8.90	21		51

Shore Bancshares, Inc.
Consolidated Balance Sheets (Unaudited)

						September 30, 2025	September 30, 2025
						compared to	compared to
($ in thousands, except per share data)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	December 31, 2024	September 30, 2024
ASSETS
Cash and due from banks	$62,289	$54,512	$46,886	$44,008	$52,363	41.5%	19.0%
Interest-bearing deposits with other banks	354,224	130,472	342,120	415,843	131,258	(14.8)	169.9
Cash and cash equivalents	416,513	184,984	389,006	459,851	183,621	(9.4)	126.8
Investment securities:
Available for sale, at fair value	181,720	187,679	179,148	149,212	133,339	21.8	36.3
Held to maturity, net of allowance for credit losses	433,440	459,246	469,572	481,077	484,583	(9.9)	(10.6)
Equity securities, at fair value	6,113	6,010	5,945	5,814	5,950	5.1	2.7
Restricted securities, at cost	20,364	20,412	20,411	20,253	20,253	0.5	0.5
Loans held for sale, at fair value	21,500	34,319	15,717	19,606	26,877	9.7	(20.0)
Loans held for investment	4,882,969	4,827,628	4,777,489	4,771,988	4,733,909	2.3	3.1
Less: allowance for credit losses	(59,554)	(58,483)	(58,042)	(57,910)	(58,669)	2.8	1.5
Loans, net	4,823,415	4,769,145	4,719,447	4,714,078	4,675,240	2.3	3.2

Premises and equipment, net	80,812	81,426	81,692	81,806	81,663	(1.2)	(1.0)
Goodwill	63,266	63,266	63,266	63,266	63,266	—	—
Other intangible assets, net	31,722	33,761	36,033	38,311	40,609	(17.2)	(21.9)
Mortgage servicing rights	5,293	5,396	5,535	5,874	5,309	(9.9)	(0.3)
Right-of-use assets	10,896	11,052	11,709	11,385	11,384	(4.3)	(4.3)
Cash surrender value on life insurance	105,055	105,860	105,040	104,421	103,729	0.6	1.3
Accrued interest receivable	20,408	19,821	20,555	19,570	19,992	4.3	2.1
Deferred income taxes	30,328	30,972	31,428	31,857	32,191	(4.8)	(5.8)
Other assets	27,634	24,525	22,059	24,382	29,698	13.3	(6.9)
TOTAL ASSETS	$6,278,479	$6,037,874	$6,176,563	$6,230,763	$5,917,704	0.8	6.1

Shore Bancshares, Inc.
Consolidated Balance Sheets (Unaudited) - Continued

						September 30, 2025	September 30, 2025
						compared to	compared to
($ in thousands, except per share data)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	December 31, 2024	September 30, 2024
LIABILITIES
Deposits:
Noninterest-bearing	$1,594,212	$1,575,120	$1,565,017	$1,562,815	$1,571,393	2.0%	1.5%
Interest-bearing checking	851,963	763,309	852,480	978,076	751,533	(12.9)	13.4
Money market and savings	1,790,001	1,691,438	1,800,529	1,805,884	1,634,140	(0.9)	9.5
Time deposits	1,281,132	1,273,285	1,242,319	1,181,561	1,268,657	8.4	1.0
Brokered deposits	10,857	10,806	—	—	—	—
Total deposits	5,528,165	5,313,958	5,460,345	5,528,336	5,225,723	—	5.8
FHLB advances	50,000	50,000	50,000	50,000	50,000	—	—
Guaranteed preferred beneficial interest in junior subordinated debentures (“TRUPS”), net	30,085	30,005	29,926	29,847	29,768	0.8	1.1
Subordinated debt, net	44,409	44,236	44,053	43,870	43,688	1.2	1.7
Total borrowings	124,494	124,241	123,979	123,717	123,456	0.6	0.8
Lease liabilities	11,395	11,541	12,183	11,844	11,816	(3.8)	(3.6)
Other liabilities	37,218	22,940	27,586	25,800	23,438	44.3	58.8
TOTAL LIABILITIES	5,701,272	5,472,680	5,624,093	5,689,697	5,384,433	0.2	5.9
STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value per share	334	334	333	333	333	0.3	0.3
Additional paid in capital	359,939	359,063	358,572	358,112	357,580	0.5	0.7
Retained earnings	221,693	211,400	199,898	190,166	180,884	16.6	22.6
Accumulated other comprehensive loss	(4,759)	(5,603)	(6,333)	(7,545)	(5,526)	(36.9)	(13.9)
TOTAL STOCKHOLDERS’ EQUITY	577,207	565,194	552,470	541,066	533,271	6.7	8.2
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,278,479	$6,037,874	$6,176,563	$6,230,763	$5,917,704	0.8	6.1

Shares of common stock issued and outstanding	33,421,672	33,374,265	33,374,265	33,332,177	33,326,772	0.3	0.3
Book value per common share	$17.27	$16.94	$16.55	$16.23	$16.00	6.4	7.9

Shore Bancshares, Inc.
Consolidated Statements of Income By Quarter (Unaudited)

						Q3 2025 vs.	Q3 2025 vs.	Nine Months Ended September 30,
($ in thousands, except per share data)	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2025	Q3 2024	2025	2024	% Change
INTEREST INCOME
Interest and fees on loans	$70,930	$69,695	$67,647	$67,428	$69,157	1.8%	2.6%	$208,273	$202,203	3.0%
Interest and dividends on taxable investment securities	5,036	5,331	5,001	4,833	4,962	(5.5)	1.5	15,368	14,611	5.2
Interest and dividends on tax-exempt investment securities	6	6	6	6	6	—	—	18	18	—
Interest on deposits with other banks	1,215	1,588	3,409	4,137	564	(23.5)	115.4	6,212	2,102	195.5
Total interest income	77,187	76,620	76,063	76,404	74,689	0.7	3.3	229,871	218,934	5.0

INTEREST EXPENSE
Interest on deposits	26,474	27,369	28,070	30,363	28,856	(3.3)	(8.3)	81,914	84,938	(3.6)
Interest on short-term borrowings	640	605	598	—	491	5.8	30.3	1,843	2,131	(13.5)
Interest on long-term borrowings	1,418	1,394	1,366	2,030	2,079	1.7	(31.8)	4,178	5,327	(21.6)
Total interest expense	28,532	29,368	30,034	32,393	31,426	(2.8)	(9.2)	87,935	92,396	(4.8)

NET INTEREST INCOME	48,655	47,252	46,029	44,011	43,263	3.0	12.5	141,936	126,538	12.2
Provision for credit losses	2,992	1,528	1,028	780	1,470	95.8	103.5	5,548	3,958	40.2
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	45,663	45,724	45,001	43,231	41,793	(0.1)	9.3	136,388	122,580	11.3

NONINTEREST INCOME
Service charges on deposit accounts	1,599	1,519	1,514	1,606	1,543	5.3	3.6	4,632	4,543	2.0
Trust and investment fee income	898	942	823	857	880	(4.7)	2.0	2,663	2,510	6.1
Mortgage-banking revenue	1,278	2,379	1,240	2,026	1,177	(46.3)	8.6	4,897	3,961	23.6
Interchange credits	1,858	1,788	1,577	1,726	1,711	3.9	8.6	5,223	5,015	4.1
Other noninterest income	2,068	2,690	1,849	2,638	1,976	(23.1)	4.7	6,606	6,265	5.4
Total noninterest income	$7,701	$9,318	$7,003	$8,853	$7,287	(17.4)	5.7	$24,021	$22,294	7.7

Shore Bancshares, Inc.
Consolidated Statements of Income By Quarter (Unaudited) - Continued

						Q3 2025 vs.	Q3 2025 vs.	Nine Months Ended September 30,
($ in thousands, except per share data)	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2025	Q3 2024	2025	2024	% Change
NONINTEREST EXPENSE
Salaries and employee benefits	$18,642	$17,742	$16,440	$17,209	$16,523	5.1%	12.8%	$52,824	$49,370	7.0%
Occupancy expense	2,406	2,472	2,538	2,474	2,384	(2.7)	0.9	7,416	7,232	2.5
Furniture and equipment expense	892	796	853	760	876	12.1	1.8	2,542	2,681	(5.2)
Software and data processing	5,155	4,819	4,691	4,512	4,419	7.0	16.7	14,665	12,658	15.9
Directors’ fees	318	219	348	460	443	45.2	(28.2)	885	1,097	(19.3)
Amortization of other intangible assets	2,039	2,272	2,278	2,298	2,336	(10.3)	(12.7)	6,589	7,482	(11.9)
FDIC insurance premium expense	794	1,023	1,091	1,013	1,160	(22.4)	(31.6)	2,908	3,400	(14.5)
Legal and professional fees	989	1,225	1,613	1,521	1,362	(19.3)	(27.4)	3,827	4,315	(11.3)
Fraud losses	45	83	105	98	673	(45.8)	(93.3)	233	5,237	(95.6)
Other noninterest expense	3,099	3,759	3,790	3,598	3,938	(17.6)	(21.3)	10,647	10,839	(1.8)
Total noninterest expense	34,379	34,410	33,747	33,943	34,114	(0.1)	0.8	102,536	104,311	(1.7)

Income before income taxes	18,985	20,632	18,257	18,141	14,966	(8.0)	26.9	57,873	40,563	42.7
Income tax expense	4,637	5,125	4,493	4,859	3,777	(9.5)	22.8	14,254	9,956	43.2
NET INCOME	$14,348	$15,507	$13,764	$13,282	$11,189	(7.5)	28.2	$43,619	$30,607	42.5

Weighted average shares outstanding – basic	33,419,291	33,374,265	33,350,869	33,327,243	33,317,739	0.1%	0.3%	33,381,568	33,247,210	0.4%
Weighted average shares outstanding – diluted	33,435,862	33,388,013	33,375,318	33,363,612	33,339,005	0.1%	0.3%	33,392,298	33,254,706	0.4%

Basic net income per common share	$0.43	$0.46	$0.41	$0.40	$0.34	(6.5)%	26.5%	$1.31	$0.92	42.4%
Diluted net income per common share	$0.43	$0.46	$0.41	$0.40	$0.34	(6.5)%	26.5%	$1.31	$0.92	42.4%

Dividends paid per common share	$0.12	$0.12	$0.12	$0.12	$0.12	—%	—%	$0.36	$0.36	—%

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited)

	Three Months Ended
	September 30, 2025			June 30, 2025			September 30, 2024
($ in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Earning assets
Loans(1), (2), (3)
Commercial real estate	$2,615,409	$38,077	5.78%	$2,572,931	$37,276	5.81%	$2,522,170	$36,376	5.74%
Residential real estate	1,407,076	19,711	5.56	1,378,940	18,986	5.52	1,332,891	19,315	5.76
Construction	347,574	5,848	6.68	352,803	5,697	6.48	336,209	5,307	6.28
Commercial	219,002	3,380	6.12	224,218	3,658	6.54	212,611	3,763	7.04
Consumer	289,729	3,877	5.31	298,544	4,036	5.42	322,988	4,306	5.30
Credit cards	5,213	118	8.98	6,122	121	7.93	7,132	170	9.48
Total loans	4,884,003	71,011	5.77	4,833,558	69,774	5.79	4,734,001	69,237	5.82

Investment securities
Taxable	663,884	5,036	3.03	683,028	5,331	3.12	655,718	4,962	3.03
Tax-exempt(1)	651	8	4.92	652	8	4.91	657	8	4.87
Interest-bearing deposits	110,443	1,215	4.36	143,171	1,588	4.45	44,935	564	4.99
Total earning assets	5,658,981	77,270	5.42	5,660,409	76,701	5.44	5,435,311	74,771	5.47
Cash and due from banks	49,405			46,620			46,996
Other assets	370,952			372,725			386,700
Allowance for credit losses	(58,764)			(58,369)			(58,515)
Total assets	$6,020,574			$6,021,385			$5,810,492

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited) - Continued

	Three Months Ended
	September 30, 2025			June 30, 2025			September 30, 2024
($ in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-bearing liabilities
Interest-bearing checking	$689,906	$5,157	2.97%	$720,967	$5,697	3.17%	$581,517	$5,472	3.74%
Money market and savings deposits	1,714,161	9,277	2.15	1,747,854	9,580	2.20	1,670,210	10,420	2.48
Time deposits	1,277,403	11,935	3.71	1,258,802	12,000	3.82	1,229,273	12,742	4.12
Brokered deposits	10,891	105	3.82	9,720	92	3.80	25,829	222	3.42
Interest-bearing deposits(4)	3,692,361	26,474	2.84	3,737,343	27,369	2.94	3,506,829	28,856	3.27
FHLB advances	52,391	640	4.85	50,000	605	4.85	83,500	1,116	5.32
Subordinated debt and guaranteed preferred beneficial interest in junior subordinated debentures (“TRUPS”)(4)	74,363	1,418	7.57	74,102	1,394	7.55	72,946	1,454	7.93
Total interest-bearing liabilities	3,819,115	28,532	2.96	3,861,445	29,368	3.05	3,663,275	31,426	3.41
Noninterest-bearing deposits	1,587,891			1,560,224			1,579,519
Accrued expenses and other liabilities	42,321			40,764			38,543
Stockholders’ equity	571,247			558,952			529,155
Total liabilities and stockholders’ equity	$6,020,574			$6,021,385			$5,810,492

Net interest spread			2.46%			2.39%			2.06%
Net interest margin			3.42			3.35			3.17
Net interest margin excluding accretion(3)			3.22			3.10			2.84
Cost of funds			2.09			2.17			2.38
Cost of deposits			1.99			2.07			2.26
Cost of debt			6.44			6.46			6.54
____________________________________
(1) All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2) Average loan balances include nonaccrual loans.
(3) Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations. There were $3.3 million, $4.2 million and $5.0 million of accretion interest on loans for the three months ended September 30, 2025, June 30, 2025 and September 30, 2024, respectively.
(4) Interest expense on deposits and borrowings includes amortization of deposit discounts and amortization of borrowing fair value adjustments. There were $280 thousand, $435 thousand and $287 thousand of amortization of deposit discounts and $232 thousand, $232 thousand, and $232 thousand of amortization of borrowing fair value adjustments for the three months ended September 30, 2025, June 30, 2025 and September 30, 2024, respectively.

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited) - Continued

	Nine Months Ended September 30,
	2025			2024
($ in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Earning assets
Loans(1), (2), (3)
Commercial real estate	$2,576,893	$111,244	5.77%	$2,521,258	$108,118	5.73%
Residential real estate	1,377,904	57,160	5.55	1,305,215	54,494	5.58
Construction	350,883	17,069	6.50	318,574	14,613	6.13
Commercial	225,322	10,743	6.37	217,684	11,833	7.26
Consumer	297,543	11,971	5.38	328,309	12,843	5.23
Credit cards	6,002	325	7.24	7,654	539	9.41
Total loans	4,834,547	208,512	5.77	4,698,694	202,440	5.76

Investment securities
Taxable	670,304	15,368	3.06	671,875	14,611	2.90
Tax-exempt(1)	652	23	4.70	658	23	4.66
Interest-bearing deposits	188,707	6,212	4.40	56,486	2,102	4.97
Total earning assets	5,694,210	230,115	5.40	5,427,713	219,176	5.39
Cash and due from banks	47,752			47,211
Other assets	373,398			391,106
Allowance for credit losses	(58,477)			(57,877)
Total assets	$6,056,883			$5,808,153

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited) - Continued

	Nine Months Ended September 30,
	2025			2024
($ in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-bearing liabilities
Interest-bearing checking	$756,235	$17,879	3.16%	$800,258	$17,384	2.90%
Money market and savings deposits	1,753,594	28,872	2.20	1,676,457	30,871	2.46
Time deposits	1,248,405	34,966	3.74	1,196,324	36,116	4.03
Brokered deposits	6,911	197	3.81	16,642	567	4.55
Interest-bearing deposits(4)	3,765,145	81,914	2.91	3,689,681	84,938	3.07
FHLB advances	50,806	1,843	4.85	77,113	3,102	5.37
Subordinated debt and Guaranteed preferred beneficial interest in junior subordinated debentures (“TRUPS”)(4)	74,103	4,178	7.54	72,682	4,356	8.01
Total interest-bearing liabilities	3,890,054	87,935	3.02	3,839,476	92,396	3.21
Noninterest-bearing deposits	1,566,353			1,408,270
Accrued expenses and other liabilities	41,175			38,843
Stockholders’ equity	559,301			521,564
Total liabilities and stockholders’ equity	$6,056,883			$5,808,153

Net interest spread			2.38%			2.18%
Net interest margin			3.34			3.12
Net interest margin excluding accretion(3)			3.11			2.83
Cost of funds			2.15			2.35
Cost of deposits			2.05			2.23
Cost of debt			6.44			6.65
____________________________________
(1) All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2) Average loan balances include nonaccrual loans.
(3) Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations. There were $11.3 million and $13.7 million of accretion interest on loans for the nine months ended September 30, 2025 and 2024, respectively.
(4) Interest expense on deposits and borrowings includes amortization of deposit discounts and amortization of borrowing fair value adjustments. There were $1.0 million and $1.1 million of amortization of deposit discounts and $695 thousand and $695 thousand of amortization of borrowing fair value adjustments for the nine months ended September 30, 2025 and 2024, respectively.

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited)

						YTD	YTD
($ in thousands, except per share data)	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	9/30/2025	9/30/2024

The following reconciles return on average assets, average equity and return on average tangible common equity(1):
Net income	$14,348	$15,507	$13,764	$13,282	$11,189	$43,619	$30,607
Annualized net income (A)	$56,924	$62,198	$55,821	$52,839	$44,513	$58,318	$40,884

Net income	$14,348	$15,507	$13,764	$13,282	$11,189	$43,619	$30,607
Add: Amortization of other intangible assets, net of tax	1,541	1,708	1,717	1,683	1,746	4,966	5,646
Add: Credit card fraud losses, net of tax	—	—	—	—	252	—	3,516
Less: Sale and fair value of held for sale assets, net of tax	—	—	—	(329)	—	—	—
Adjusted net income – non-GAAP	15,889	17,215	15,481	14,636	13,187	48,585	39,769
Annualized adjusted net income – non-GAAP (B)	$63,038	$69,049	$62,784	$58,226	$52,461	$64,958	$53,122

Net income	$14,348	$15,507	$13,764	$13,282	$11,189	$43,619	$30,607
Less: income tax expense	4,637	5,125	4,493	4,859	3,777	14,254	9,956
Less: provision for credit losses	2,992	1,528	1,028	780	1,470	5,548	3,958
Pre-tax pre-provision net income - non GAAP	$21,977	$22,160	$19,285	$18,921	$16,436	$63,421	$44,521

Return on average assets – GAAP	0.95%	1.03%	0.91%	0.86%	0.77%	0.96%	0.70%
Adjusted return on average assets – non-GAAP	1.05%	1.15%	1.02%	0.94%	0.90%	1.07%	0.91%

Average assets	$6,020,574	$6,021,385	$6,129,241	$6,163,497	$5,810,492	$6,056,883	$5,808,153

Average stockholders’ equity (C)	$571,247	$558,952	$547,443	$538,184	$529,155	$559,301	$521,564
Less: Average goodwill and core deposit intangible	(96,074)	(98,241)	(100,514)	(102,794)	(105,136)	(98,260)	(107,623)
Average tangible common equity (D)	$475,173	$460,711	$446,929	$435,390	$424,019	$461,041	$413,941

Return on average common equity – GAAP (A)/(C)	9.96%	11.13%	10.20%	9.82%	8.41%	10.43%	7.84%
Return on average tangible common equity – non-GAAP (A)/(D)	11.98%	13.50%	12.49%	12.14%	10.50%	12.65%	9.88%
Adjusted return on average tangible common equity – non-GAAP (B)/(D)	13.27%	14.99%	14.05%	13.37%	12.37%	14.09%	12.83%

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited) - Continued

						YTD	YTD
($ in thousands, except per share data)	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	9/30/2025	9/30/2024

The following reconciles GAAP efficiency ratio and non-GAAP efficiency ratio(2):
Noninterest expense (E)	$34,379	$34,410	$33,747	$33,943	$34,114	$102,536	$104,311
Less: Amortization of other intangible assets	(2,039)	(2,272)	(2,278)	(2,298)	(2,336)	(6,589)	(7,482)
Less: Credit card fraud losses	—	—	—	—	(337)	—	(4,660)
Adjusted noninterest expense (F)	$32,340	$32,138	$31,469	$31,645	$31,441	$95,947	$92,169

Net interest income (G)	$48,655	$47,252	$46,029	$44,011	$43,263	$141,936	$126,538
Add: Taxable-equivalent adjustment	83	81	81	82	82	244	242
Taxable-equivalent net interest income (H)	$48,738	$47,333	$46,110	$44,093	$43,345	$142,180	$126,780

Noninterest income (I)	$7,701	$9,318	$7,003	$8,853	$7,287	$24,021	$22,294
Less: Sale and fair value of held for sale assets	—	—	—	(450)	—	—	—
Adjusted noninterest income (J)	$7,701	$9,318	$7,003	$8,403	$7,287	$24,021	$22,294

Efficiency ratio – GAAP (E)/(G)+(I)	61.00%	60.83%	63.64%	64.21%	67.49%	61.78%	70.09%
Efficiency ratio – non-GAAP (F)/(H)+(J)	57.30%	56.73%	59.25%	60.28%	62.10%	57.73%	61.83%

Net operating expense to average assets – GAAP	1.76%	1.67%	1.77%	1.62%	1.84%	1.73%	1.89%
Net operating expense to average assets – non-GAAP	1.62%	1.52%	1.62%	1.50%	1.65%	1.59%	1.61%

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited) - Continued

($ in thousands, except per share data)	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024

The following reconciles book value per common share and tangible book value per common share(1):
Stockholders’ equity (K)	$577,207	$565,194	$552,470	$541,066	$533,271
Less: Goodwill and core deposit intangible	(94,988)	(97,027)	(99,299)	(101,577)	(103,875)
Tangible common equity (L)	$482,219	$468,167	$453,171	$439,489	$429,396

Shares of common stock outstanding (M)	33,421,672	33,374,265	33,374,265	33,332,177	33,326,772

Book value per common share – GAAP (K)/(M)	$17.27	$16.94	$16.55	$16.23	$16.00
Tangible book value per common share – non-GAAP (L)/(M)	$14.43	$14.03	$13.58	$13.19	$12.88

The following reconciles equity to assets and tangible common equity to tangible assets(1):
Stockholders’ equity (N)	$577,207	$565,194	$552,470	$541,066	$533,271
Less: Goodwill and core deposit intangible	(94,988)	(97,027)	(99,299)	(101,577)	(103,875)
Tangible common equity (O)	$482,219	$468,167	$453,171	$439,489	$429,396

Assets (P)	$6,278,479	$6,037,874	$6,176,563	$6,230,763	$5,917,704
Less: Goodwill and core deposit intangible	(94,988)	(97,027)	(99,299)	(101,577)	(103,875)
Tangible assets (Q)	$6,183,491	$5,940,847	$6,077,264	$6,129,186	$5,813,829

Period-end equity to assets – GAAP (N)/(P)	9.19%	9.36%	8.94%	8.68%	9.01%
Period-end tangible common equity to tangible assets – non-GAAP (O)/(Q)	7.80%	7.88%	7.46%	7.17%	7.39%
____________________________________
(1) Management believes that reporting tangible common equity and tangible assets more closely approximates the adequacy of capital for regulatory purposes.
(2) Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling cash-based operating activities.

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited) - Continued

Regulatory Capital and Ratios for the Company
($ in thousands)	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024
Common equity	$577,207	$565,194	$552,470	$541,066	$533,271
Goodwill(1)	(61,176)	(61,238)	(61,300)	(61,362)	(61,397)
Core deposit intangible(2)	(24,041)	(25,573)	(27,280)	(28,991)	(30,572)
DTAs that arise from net operating loss and tax credit carryforwards	(40)	(39)	—	—	(426)
Accumulated other comprehensive loss	4,759	5,603	6,333	7,545	5,526
Common Equity Tier 1 Capital	496,709	483,947	470,223	458,258	446,402
TRUPS	30,085	30,005	29,926	29,847	29,768
Tier 1 Capital	526,794	513,952	500,149	488,105	476,170
Allowable reserve for credit losses and other Tier 2 adjustments	60,852	60,605	59,726	59,253	59,806
Subordinated debt	39,409	44,236	44,053	43,870	43,688
Total Capital	$627,055	$618,793	$603,928	$591,228	$579,664

Risk-Weighted Assets ("RWA")	$4,867,237	$4,890,679	$4,823,833	$4,852,564	$4,816,165
Average Assets ("AA")	5,942,911	5,943,124	6,050,310	6,083,760	5,729,576

Common Equity Tier 1 Capital to RWA	10.21%	9.90%	9.75%	9.44%	9.27%
Tier 1 Capital to RWA	10.82	10.51	10.37	10.06	9.89
Total Capital to RWA	12.88	12.65	12.52	12.18	12.04
Tier 1 Capital to AA (Leverage)	8.86	8.65	8.27	8.02	8.31

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited) - Continued

Regulatory Capital and Ratios for the Bank
($ in thousands)	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024
Common equity	$639,670	$627,838	$617,071	$604,261	$595,954
Goodwill(1)	(61,176)	(61,238)	(61,300)	(61,362)	(61,397)
Core deposit intangible(2)	(24,041)	(25,573)	(27,280)	(28,991)	(30,572)
Accumulated other comprehensive loss	4,759	5,603	6,333	7,545	5,526
Common Equity Tier 1 Capital	559,212	546,630	534,824	521,453	509,511
Tier 1 Capital	559,212	546,630	534,824	521,453	509,511
Allowable reserve for credit losses and other Tier 2 adjustments	60,822	60,605	59,726	59,253	59,806
Total Capital	$620,034	$607,235	$594,550	$580,706	$569,317

Risk-Weighted Assets ("RWA")	$4,864,871	$4,888,558	$4,821,975	$4,851,903	$4,808,058
Average Assets ("AA")	5,939,890	5,940,411	6,050,130	6,077,540	5,721,995
___________________________________
(1)Goodwill is net of deferred tax liability.
(2)Core deposit intangible is net of deferred tax liability.

Shore Bancshares, Inc.
Summary of Loan Portfolio (Unaudited)
Portfolio loans are summarized by loan type as follows:

($ in thousands)	September 30, 2025	% of Total Loans	June 30, 2025	% of Total Loans	March 31, 2025	% of Total Loans	December 31, 2024	% of Total Loans	September 30, 2024	% of Total Loans
Commercial real estate	$2,642,601	54.1%	$2,603,974	54.0%	$2,544,107	53.3%	$2,557,806	53.6%	$2,535,004	53.6%
Residential real estate	1,383,348	28.3	1,349,010	27.9	1,325,858	27.8	1,329,406	27.9	1,312,375	27.7
Construction	352,116	7.2	350,053	7.3	366,218	7.7	335,999	7.0	337,113	7.1
Commercial	221,598	4.5	224,092	4.6	234,499	4.9	237,932	5.0	225,083	4.8
Consumer	278,242	5.7	294,239	6.1	300,007	6.3	303,746	6.4	317,149	6.7
Credit cards	5,064	0.1	6,260	0.1	6,800	0.1	7,099	0.2	7,185	0.2
Total loans	4,882,969	100.0%	4,827,628	100.0%	4,777,489	100.0%	4,771,988	100.0%	4,733,909	100.0%
Less: allowance for credit losses	(59,554)		(58,483)		(58,042)		(57,910)		(58,669)
Total loans, net	$4,823,415		$4,769,145		$4,719,447		$4,714,078		$4,675,240

Shore Bancshares, Inc.
Classified Assets and Nonperforming Assets (Unaudited)
Classified assets and nonperforming assets are summarized as follows:

($ in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Classified loans
Substandard	$48,470	$19,930	$19,434	$24,679	$22,798
Total classified loans	48,470	19,930	19,434	24,679	22,798
Special mention loans	70,997	65,564	33,456	33,519	14,385
Total classified and special mention loans	$119,467	$85,494	$52,890	$58,198	$37,183

Classified loans	$48,470	$19,930	$19,434	$24,679	$22,798
Other real estate owned	120	179	179	179	179
Repossessed assets	3,432	2,457	2,429	3,315	306
Total classified assets	$52,022	$22,566	$22,042	$28,173	$23,283

Classified assets to total assets	0.83%	0.37%	0.36%	0.45%	0.39%

Nonaccrual loans	$24,378	$16,782	$15,402	$21,008	$14,844
90+ days delinquent accruing	153	215	894	294	454
Other real estate owned (“OREO”)	120	179	179	179	179
Repossessed property	3,432	2,457	2,429	3,315	306
Total nonperforming assets	$28,083	$19,633	$18,904	$24,796	$15,783
Accruing borrowers experiencing financial difficulty loans (“BEFD”)	6,704	6,709	1,356	1,662	—
Total nonperforming assets and BEFDs modifications	$34,787	$26,342	$20,260	$26,458	$15,783

Nonperforming assets to total assets	0.45%	0.33%	0.31%	0.40%	0.27%

Total assets	$6,278,479	$6,037,874	$6,176,563	$6,230,763	$5,917,704